Exhibit (a)(9)

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        RULE 13E-1 TRANSACTION STATEMENT

        PURSUANT TO SECTION 13(e) OF THE SECURITIES EXCHANGE ACT OF 1934

                              COLUMBIA ENERGY GROUP
                                (NAME OF ISSUER)


                              COLUMBIA ENERGY GROUP
                      (NAME OF PERSON(S) FILING STATEMENT)

                          COMMON STOCK, PAR VALUE $0.01
                         (TITLE OF CLASS OF SECURITIES)

                                    197648108
                      (CUSIP NUMBER OF CLASS OF SECURITIES)

                              MICHAEL W. O'DONNELL
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              COLUMBIA ENERGY GROUP
                            13880 DULLES CORNER LANE
                             HERNDON, VIRGINIA 20171
                                 (703) 561-6000
   (NAME,ADDRESS AND TELEPHONE NUMBER OF PERSON AUTHORIZED TO RECEIVE NOTICE
         AND COMMUNICATIONS ON BEHALF OF THE PERSON(S) FILING STATEMENT)

                                    COPY TO:

                             NEIL T. ANDERSON, ESQ.
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

                            CALCULATION OF FILING FEE
                            -------------------------

        TRANSACTION VALUE                              AMOUNT OF FILING FEE
        -----------------                              --------------------

  A TOTAL OF $420,100,000 IN COMMON STOCK OF                  $84,020*
            COLUMBIA ENERGY GROUP

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*   PURSUANT TO RULE 0-11 PROMULGATED UNDER THE EXCHANGE ACT, THE AMOUNT OF THE
    FILING FEE HAS BEEN CALCULATED BY MULTIPLYING THE VALUE OF THE SECURITIES
    TO BE ACQUIRED BY 1/50 OF ONE PERCENT.

ITEM 1.  SECURITY AND ISSUER.

         The issuer is Columbia Energy Group, a Delaware corporation (the "Company"), which has its principal executive offices at 13880 Dulles Corner Lane, Herndon, Virginia 20171.

         This Rule 13e-1 Statement relates to the proposed purchases by the Company of up to $420,100,000 in shares of its common stock, par value $0.01 per share (the "Shares") to be effected by open market or block purchases, or in privately negotiated purchases from time to time based upon market conditions between the date hereof and July 14, 2000. Any market purchase transactions will be effected on the New York Stock Exchange.

ITEM 2.  PURPOSES OF THE REPURCHASES.

         The Company's Board of Directors believes that the proposed purchases will provide additional liquidity and some immediate value for those shareholders interested in cash, while enabling long-term shareholders to increase their proportionate interest in the Company's equity and therefore in the Company's earnings and assets. Purchased Shares will be held in treasury and will be available for general corporate purposes or resale at a future date, or will be retired.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

         All purchases will be financed with short-term debt, or made from available funds. Any short-term debt used to finance purchases of Shares will be supported by the Company's revolving lines of credit, which are incorporated herein by reference to Exhibit 10 to the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and December 31, 1998.


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                                    SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                                           COLUMBIA ENERGY GROUP



                             By:    /s/ Michael W. O'Donnell
                                   ---------------------------
                             Name:  Michael W. O'Donnell
                             Title: Senior Vice President and Chief Financial
                                    Officer


Dated:  July 16, 1999